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Exhibit 23.2

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                                     Re: Colonial Properties Trust
                                         (File No. 333-_____________)
                                         Registration on Form S-3



We are aware that our reports dated April 20, 1996, July 23, 1996, and October 21, 1996 on our reviews of interim financial information of Colonial Properties Trust for the periods ended March 31, 1996, June 30, 1996, and September 30, 1996, respectively, and included in the Company's quarterly reports on Forms 10-Q for the quarters then ended are incorporated by reference in this registration statement of Form S-3. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                                    /s/ Coopers & Lybrand L.L.P.

                                                        COOPERS & LYBRAND L.L.P.

Birmingham, Alabama
December 19, 1996